Certain portions of Exhibit B in this Exhibit 10.2 have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  AutoWeb, Inc. will furnish supplementally a copy of any omitted portions of the exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any the portions of the exhibit so furnished.

Exhibit 10.2
Stockholder Agreement

This Stockholder Agreement (“Agreement”) is made as of October 5, 2017 (“Effective Date”) by and among Autobytel Inc., a Delaware corporation (“Company”), DealerX Partners, LLC, a Florida limited liability company (“Restricted Stockholder”) and Jeffrey Tognetti (“Designated Restricted Stockholder Affiliate”). The Company, Restricted Stockholder and Designated Restricted Stockholder Affiliate are referred to herein collectively as the “Parties” and sometimes each individually as a “Party.”

Background

Designated Restricted Stockholder Affiliate is the Manager and President of Restricted Stockholder.

Concurrently with and subject to the execution and delivery of this Agreement by the Parties, pursuant to the terms of that certain Master License and Services Agreement, dated as of October 5, 2017 (“License Agreement”), by and among the Company and Restricted Stockholder, Restricted Stockholder is acquiring a right to receive the Initial Restricted Securities (as defined below) upon the occurrence of the Market Capitalization Event. Upon the occurrence of the Market Capitalization Event, the Initial Restricted Securities will be issued, subject to the terms and conditions set forth in the License Agreement and this Agreement, without registration or qualification under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (“Securities Act”), or applicable state securities laws, in accordance with applicable exemptions from such registration or qualification requirements.

Effective as of May 26, 2010, the Company adopted a Tax Benefit Preservation Plan, which plan was amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014 and by Amendment No. 2 to Tax Benefit Preservation Plan dated as of April 13, 2017 (collectively the “NOL Plan”). The Board of Directors of the Company (“Board”) adopted the NOL Plan to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 (“Section 382”) of the Internal Revenue Code (as defined below). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The NOL Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382. The NOL Plan is intended to deter any “Person” (as defined in the NOL Plan) from becoming an “Acquiring Person” (as defined in the NOL Plan) and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all Affiliates (as defined below) of such Person, that becomes the “Beneficial Owner” (as defined in the NOL Plan) of 4.9% or more of the Company’s outstanding Common Stock. Under the NOL Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the NOL Plan (“NOL Plan Exemption”) if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company. The Board does not have any obligation, implied or otherwise, to grant such an exemption.

Either upon entering into the License Agreement and obtaining the right to receive the Market Capitalization Event Shares (as defined in the License Agreement) or upon acquisition of the Initial Restricted Securities, Restricted Stockholder would be deemed to be an Acquiring Person under the NOL Plan. Restricted Stockholder has requested that the Board consider whether the Board would exercise its discretionary authority under the NOL Plan to deem Restricted Stockholder and its Affiliates not to be an Acquiring Person by reason of the acquisition of Beneficial Ownership of the Initial Restricted Securities because the acquisition of Beneficial Ownership of the Initial Restricted Securities by Restricted Stockholder and its Affiliates will not be likely to directly or indirectly limit the availability to the Company of the Tax Benefits or otherwise is in the best interests of the Company (“NOL Plan Exemption”). The Board has considered Restricted Stockholder’s request and is prepared to grant Restricted Stockholder and its Affiliates a NOL Plan Exemption, subject to and in reliance upon Restricted Stockholder and the Designated Restricted Stockholder Affiliate entering into and remaining in compliance with the terms and conditions of this Agreement.

In consideration of the mutual promises and covenants set forth herein, the Parties hereto further agree as follows:

Article I
Definitions

As used in this Agreement, the following defined terms shall have the meanings ascribed below:

“Action or Proceeding” means any complaint, claim, demand, prosecution, indictment, action, litigation, lawsuit, arbitration, proceeding, hearing, inquiry, audit, or investigation (whether civil, criminal, judicial or administrative, and whether formal or informal, and whether public or private) made or brought by any Person or brought or heard by or before any Governmental Authority.

“Affiliate” means (i) an Affiliate as defined in the NOL Plan; and (ii) with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

“Associate” shall be as defined in the NOL Plan.

“Beneficial Ownership” shall be as defined in the NOL Plan.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in Delaware are authorized or required by law to close.

“Change in Control” means with respect to any Person the first to occur of any of the following (in one transaction or a series of related transactions): (i) consummation of a sale of, directly or indirectly, all or substantially all of the Person’s assets, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Person under an employee benefit plan of the Person, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Person representing 50% or more of (A) the outstanding equity securities of the Person or (B) the combined voting power of the Person’s then outstanding securities, or (iii) the Person is party to a consummated merger or consolidation which results in the voting securities of the Person outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Person or such surviving or other entity outstanding immediately after such merger or consolidation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Confidential Information” means (i) Company’s trade secrets, business plans, strategies, methods and/or practices; (ii) Company’s software, technology, computer systems architecture and network configurations; (iii) any other information relating to Company that is not generally known to the public, including information about Company’s personnel, products, customers, suppliers, financial information, marketing and pricing strategies, services or future business plans; (iv) material, non-public information related to Company; and (v) any and all analyses, compilations, studies, notes or other materials prepared which contain or are based on other Confidential Information of Company.

“Consent” means any approval, consent, permission, ratification, waiver, or other authorization of any Person (including any Governmental Authority).

“Contract” means any agreement, contract, obligation, promise, note, bond, mortgage, undertaking, indenture, purchase order, sales order, instrument, lease, franchise, license, permit, understanding, arrangement, commitment or undertaking, whether written or oral, or express or implied, and in each case, including all amendments thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Damages” means any loss, damage, or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other foreign, federal, state or local law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying Party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state or foreign securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or foreign securities law; provided, however, that Damages shall not include any loss, damage, or liability resulting from use of a preliminary prospectus if the loss, damage, or liability arises after the Company makes a correcting preliminary or final prospectus available, and any such loss, damage, or liability would have been avoided by delivery of such correcting preliminary or final prospectus.

“Dispute Resolution Venue” means (i) Miami, Florida in the case of any action or proceeding initiated or filed by Company; and (ii) Tampa, Florida in the case of any action or proceeding initiated or filed by Restricted Stockholder or Designated Restricted Stockholder Affiliate.

“Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other Party for sending notices pursuant to the Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

“Encumbrance” means any mortgage, charge, claim, condition, equitable interest, community or other marital property interest, lien, option, pledge, security interest, right of first refusal, right of first option, easement, right-of-way, encroachment, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership and including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and including any lien or charge arising by statute or other Laws or which secures the payment of a debt (including any Taxes due and payable) or the performance of an obligation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Restricted Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) a registration in which the only Company securities being registered are debt securities.

“Fair Market Value” means the weighted average of the Market Values of the Common Stock for the thirty consecutive trading day period preceding the applicable date for the determination of the Fair Market Value, except in the case of subsection (iii) of the definition of Market Value, in which case Fair Market Value shall be Market Value determined as of the applicable date for determination of Fair Market Value.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Governing Documents” means (i) with respect to a corporate Person, such Person’s (1) certificate or articles of incorporation or other formation document, as amended to date, and (2) bylaws or similar document; (ii) with respect to a limited liability company Person, such Person’s (1) certificate of formation or organization or other formation document, and (2) operating or similar agreement or document; (iii) with respect to a business company Person, such Person’s memorandum and articles of association or other formation documents; or (iv) with respect to any other Person (other than a natural person), such Person’s (1) certificate of formation or organization or other formation document, and (2) operating or similar agreement or document.

“Governmental Authority” means any: (i) nation, state, county, city, town, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; (v) stock exchange or quotation service; (vi) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; (vii) arbitrator or mediator; or (viii) any official or authorized representative of any of the foregoing.

“Governmental Authorization” means any Consent, permit, license, Order or other authorization issued, granted, given, or otherwise made available by or under the authority, or any requirement, of any Governmental Authority or pursuant to any Laws, including Environmental Permits.

“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initial Restricted Securities” means the Market Capitalization Event Shares (as defined in the License Agreement) acquired by Restricted Stockholder in connection with the transactions contemplated by the License Agreement.

“Initial Restricted Securities Issuance Date” means the date the Initial Restricted Securities are issued to Restricted Stockholder.

“Irrevocable Proxy” means an Irrevocable Proxy in the form of Exhibit A attached hereto.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, rule, treaty, permit, license, certificate, judgment, Order, decree, award or other decision or requirement of any arbitrator or Governmental Authority.

“Market Capitalization Event” means the Market Capitalization Event as defined in the License Agreement.

“Market Value” means, with respect to the Common Stock as of any date, (i) the closing price of the Common Stock as reported on the principal U.S. national securities exchange on which the Common Stock is listed and traded on that date, or, if there is no closing price on that date, then on the last preceding date on which a closing price was reported; (ii) if the Common Stock is not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on the inter-dealer quotation system for such date, or, if there is no sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount reasonably determined by the Company to be the fair market value of the Common Stock as determined by the Company in good faith and in light of all available information.

“Member of the Restricted Stockholder Group” means each of Restricted Stockholder and Designated Restricted Stockholder Affiliate.

“Non-Restricted Securities” for the purposes of this Agreement, Non-Restricted Securities are Restricted Securities for which all of the Securities Restrictions have expired or terminated.

“No Transfer Period” means the six-month period commencing on the Initial Restricted Securities Issuance Date and ending on the six-month anniversary of the Initial Restricted Securities Issuance Date.

“Order” means any judgment, decision, order, injunction, decree, award, or writ of any Governmental Authority.

“Person” means any natural person, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity, or a Governmental Authority.

“Proposed Public Transfer” means a proposed Transfer to be implemented pursuant to (i) Restricted Stockholder’s exercise of the registration rights as described in Article IV; or (ii) Rule 144; provided, however, that no proposed Transfer under clauses (i) or (ii) of this definition shall constitute a Proposed Public Transfer if the transaction constitutes a directed sale or a block sale to known or designated buyers or any known or designated group of buyers.

“Reply Period” means sixty (60) days.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, representatives, debt and equity financing sources, and advisors (including, without limitation, financial and investment banking advisors, attorneys, consultants, counsel and accountants and any representatives of such advisors).

“Repurchase Option Event” means any Change in Control of Restricted Stockholder.

“Restricted Securities” means (i) the Initial Restricted Securities; and (ii) any other Shares that may be issued with respect to the Initial Restricted Securities by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, in each case under clause (i) or (ii), until such time as all of the Securities Restrictions expire or terminate with respect to such Shares.

“Restricted Securities Transfer Proceeds” means all cash, securities, property (real or personal) or other proceeds from any Transfer of the Restricted Securities.

“Restricted Stockholder Disclosure Schedule” means Exhibit B attached hereto.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Section 382 5% Shareholder” means a “5-percent shareholder” as defined under Section 382 and the rules and regulations thereunder.

“Securities Restrictions” means the securities Laws restrictions, and the transfer restrictions and obligations, voting proxy, right of first refusal and repurchase option under Articles V, VI and VII.

“Securities Restrictions Period” means the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date.

“Securities Trading Policy” means the Company’s then-current Securities Trading Policy as it may be amended from time to time and furnished or made available to Restricted Stockholder and Designated Restricted Stockholder Affiliate, including via the Company’s website and/or intranet.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Restricted Securities in a transaction described in Article IV, and fees and disbursements of counsel for Restricted Stockholder.

“Shares” means all issued and outstanding shares of Common Stock that Restricted Stockholder or any of its Affiliates or Associates are collectively deemed to Beneficially Own (as defined in the NOL Plan). In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of capital stock into which or for which any or all of the Shares may be changed or exchanged.

“Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, occupation, sales, use, excise, severance, stamp, occupancy, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, net proceeds, transfer, withholding, social security or similar, unemployment, disability, greenmail, real and personal property (tangible and intangible), production, escheat, registration, value added, alternative or add-on minimum, estimated or other similar taxes, or other tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, imposed by any Tax Authority, together with any interest, penalties or additions to tax relating thereto, and including an obligation to indemnify or assume or otherwise succeed to or otherwise be liable for the tax liability of any other Person (including any predecessor) as a transferee or successor or otherwise.

“Tax Authority” means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any Governmental Authority that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

“Tax Return” means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any attachment or amendment to any of the foregoing (including any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority and any claims for refund of Taxes paid.

“Transfer” means (i) to sell, assign, lend; offer; pledge; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or (ii) to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of Shares or other securities, in cash, or otherwise; or (iii) any Change in Control of Restricted Stockholder.

Article II
NOL Plan Exemption

2.1         Grant of NOL Plan Exemption. Subject to and in reliance upon the representations, warranties and obligations of Restricted Stockholder under this Agreement, the Board granted Restricted Stockholder a NOL Plan Exemption solely with respect to Restricted Stockholder’s acquisition of the Initial Restricted Securities. As long as Restricted Stockholder and Designated Restricted Stockholder Affiliate remains in full compliance with this Agreement, Company shall maintain the NOL Plan Exemption in effect with respect to the Initial Restricted Securities. This NOL Plan Exemption is not applicable to the acquisition of Beneficial Ownership of any other or additional Shares by Restricted Stockholder or any of its Affiliates or Associates.

2.2         Governmental Filings. Upon request by Company, Restricted Stockholder and its Affiliates and Associates shall cooperate with Company and furnish to Company such information regarding Restricted Stockholder and its Affiliates and Associates, including information regarding the beneficial ownership of Restricted Stockholder and its Affiliates and Associates, as Company requires to comply with the filing requirements of any applicable Law.

2.3         Legends.

(a) The Initial Restricted Securities shall be subject to and bear the legends set forth below together with (i) any other legends required by the securities laws of any state or other jurisdiction to the extent such laws are applicable to the Restricted Securities; and (ii) such other legends and restrictions as are applicable to the Common Stock generally.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY UNCERTAINTY OR DISAGREEMENT BETWEEN THE COMPANY AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF OCTOBER 5, 2017, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, STANDSTILL PROVISIONS AND VOTING ARRANGEMENTS, INCLUDING AN IRREVOCABLE PROXY, SET FORTH THEREIN.”

2.4         Stop Transfer Instructions. So long as Restricted Securities remain subject to the Securities Restrictions and other provisions of this Agreement, the Restricted Securities shall be held in a restricted account at Company’s transfer agent, and Company may maintain appropriate “stop transfer” orders with respect to such securities represented thereby on its books and records and with its transfer agent.

Article III
Representations and Warranties of Parties

3.1         Representations and Warranties of Restricted Stockholder. Restricted Stockholder hereby represents and warrants to Company as follows:

(a) Organization and Good Standing. Restricted Stockholder is a limited liability company, duly formed and organized, validly existing, and in good standing under the Laws of the State of Florida.

(b) Power and Authorization. Restricted Stockholder has the requisite power and lawful authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Restricted Stockholder of this Agreement and the consummation by Restricted Stockholder of the transactions contemplated by this Agreement have been duly and properly authorized in accordance with applicable Laws, and no other action, entity or otherwise, on the part of Restricted Stockholder or any other Person, is necessary to authorize the execution, delivery, and performance by Restricted Stockholder of this Agreement.

(c) Execution and Performance of Agreement; Validity and Binding Nature. This Agreement has been duly executed and delivered by Restricted Stockholder and constitutes the legal, valid, and binding obligations of Restricted Stockholder, enforceable against Restricted Stockholder in accordance with its terms, except (i) to the extent that such enforceability is limited by (1) bankruptcy, receivership, moratorium, conservatorship, insolvency, fraudulent conveyance, reorganization Laws or other Laws of general application affecting the rights of creditors generally, or (2) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (ii) that the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

(d) No Conflicts/Consents. The execution, delivery and performance of this Agreement by Restricted Stockholder does not and will not (with or without the passage of time or the giving of notice): (i) violate or conflict with any provision of Restricted Stockholder’s Governing Documents or any Laws to which Restricted Stockholder or its business, assets or properties are subject or bound; (ii) violate or conflict with, result in a breach of any provision of, or constitute a default, or otherwise cause any loss of any benefit under any material Contract or other material obligation to which Restricted Stockholder is a party or by which any of its business, assets or properties are subject or bound; (iii) result in the termination or cancellation of any material Contract to which Restricted Stockholder is a party or by which any of its assets or properties are subject or bound; (iv) give any Governmental Authority or other Person the right to challenge this Agreement or any aspect of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Law to which Restricted Stockholder, or any of its business, assets or properties may be subject or bound; (v) require any Governmental Authorization, Consent or registration, notification, filing and/or declaration with, or requirement of, any Governmental Authority or other Person; (vi) result in, require, or permit the creation or imposition of any Encumbrance upon or with respect to any of the Restricted Securities; or (vii) cause Company or any of its Affiliates to become subject to, or to become liable for the payment of, any Tax.

(e) Governing Documents; Directors and Officers; Equity Ownership. True and complete copies of the Governing Documents of Restricted Stockholder in effect as of the Effective Date will be delivered to Company if required by applicable Law. Restricted Stockholder Disclosure Schedule contains an accurate and complete list of all directors, officers, and managers of Restricted Stockholder. The beneficial and record owners of all of the issued and outstanding capital stock, membership interests, ownership interests and other securities of Restricted Stockholder (including all options, warrants, convertible securities and rights to acquire any securities of Restricted Stockholder) are set forth on the Restricted Stockholder Disclosure Schedule, and no other Person holds or has any rights to acquire any securities of Restricted Stockholder.

(f) Actions or Proceedings. There is no Action or Proceeding pending or, to the knowledge of Restricted Stockholder, threatened with respect to Restricted Stockholder’s ownership of the Initial Restricted Securities, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Restricted Stockholder of its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

(g) Beneficial Ownership. Prior to the execution of the License Agreement, neither Restricted Stockholder nor any Affiliate or Associate of Restricted Stockholder Beneficially Owned any shares of Common Stock. Following the execution of the License Agreement and upon the Market Capitalization Event as set forth therein, the Initial Restricted Securities will be the only Shares Beneficially Owned by Restricted Stockholder (together with its Affiliates and Associates).

(h) Purchase Entirely for Own Account. The Initial Restricted Securities are being acquired by Restricted Stockholder for investment for Restricted Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Restricted Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Initial Restricted Securities. Restricted Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Initial Restricted Securities.

(i) Disclosure of Information and Due Diligence. In addition to reviewing Company’s public filings under the Exchange Act and Securities Act, Restricted Stockholder and each Affiliate or Associate thereof has had full opportunity to discuss the Company’s business, management, financial condition and results of operation, and affairs with Company’s management, review such Contracts and other documents as deemed warranted by Restricted Stockholder or any Affiliate or Associate thereof and to conduct such other due diligence as Restricted Stockholder or any Affiliate or Associate thereof has deemed warranted and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Initial Restricted Securities.

(j) Accredited Investors. Each owner of any equity in Restricted Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.2         Representations and Warranties of Company. Company hereby represents and warrants to Restricted Stockholder as follows:

(a) Organization and Good Standing. Company is a corporation duly formed and organized, validly existing, and in good standing under the Laws of the State of Delaware.

(b) Power and Authorization. Company has the requisite power and lawful authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Company of this Agreement and the consummation by Company of the transactions contemplated by this Agreement have been duly and properly authorized in accordance with applicable Laws, and no other action, entity or otherwise, on the part of Company or any other Person, is necessary to authorize the execution, delivery, and performance by Company of this Agreement.

(c) Execution and Performance of Agreement; Validity and Binding Nature. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid, and binding obligations of Company, enforceable against Company in accordance with its terms, except (i) to the extent that such enforceability is limited by (1) bankruptcy, receivership, moratorium, conservatorship, insolvency, fraudulent conveyance, reorganization Laws or other Laws of general application affecting the rights of creditors generally, or (2) Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (ii) that the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

(d) No Conflicts/Consents. The execution, delivery and performance of this Agreement by Company will not (with or without the passage of time or the giving of notice): (i) violate or conflict with any provision of Company’s Governing Documents or any Laws to which Company or its business, assets or properties are subject or bound; (ii) violate or conflict with, result in a breach of any provision of, or constitute a default, or otherwise cause any loss of any benefit under any material Contract or other obligation to which Company is a party or by which any of its business, assets or properties are subject or bound; (iii) result in the termination or cancellation of any material Contract to which Company is a party or by which any of its assets or properties are subject or bound; (iv) give any Governmental Authority or other Person the right to challenge this Agreement or any aspect of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Law to which Company, or any of its business, assets or properties may be subject or bound; (v) require any Governmental Authorization, Consent or registration, notification, filing and/or declaration with, or requirement of, any Governmental Authority or other Person; (vi) result in, require, or permit the creation or imposition of any Encumbrance upon or with respect to any of the Restricted Securities; or (vii) cause Company or any of its Affiliates to become subject to, or to become liable for the payment of, any Tax.

(e) Actions or Proceedings. There is no Action or Proceeding pending or, to the knowledge of Company, threatened with respect to Restricted Stockholder’s ownership of the Initial Restricted Securities, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Company of its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

Article IV
Registration Rights

Restricted Stockholder is granted the following registration rights after the Initial Restricted Securities Issuance Date with regard to Restricted Securities held by Restricted Stockholder.

4.1         Demand Registration.

(a) If at any time the Company is eligible to use a Form S-3 registration statement, the Company receives a request in writing from Restricted Stockholder that the Company file a Form S-3 registration statement with respect to outstanding Restricted Securities held by Restricted Stockholder having an anticipated aggregate offering price, net of Selling Expenses, of at least five million dollars ($5,000,000.00), then the Company shall as soon as practicable, and in any event within ninety (90) days after the date such request is received by the Company, file a Form S-3 registration statement under the Securities Act covering all Restricted Securities requested to be included in such registration by Restricted Stockholder, subject to the limitations of Section 4.1(b), 4.1(c), and Section 4.3. The Company shall use its commercially reasonable efforts to cause such Form S-3 registration statement to be declared effective by the SEC as soon as practicable after filing. Any registration requested by Restricted Stockholder pursuant to this Section 4.1 is referred to in this Agreement as a “Demand Registration.”

(b) Notwithstanding the foregoing obligations, if the Company furnishes to Restricted Stockholder a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of Restricted Stockholder is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 4.1(a) (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected a registration pursuant to Section 4.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 4.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless Restricted Stockholder withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to this Section 4.1 as provided in Section 4.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 4.1(c).

(d) Restricted Stockholder shall only be entitled to two (2) Demand Registrations under this Section 4.1.

4.2         Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Restricted Stockholder) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Restricted Stockholder notice of such registration. Upon the request in writing of Restricted Stockholder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 4.3, cause to be registered all of the Restricted Securities that Restricted Stockholder has properly requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 before the effective date of such registration, whether or not Restricted Stockholder has elected to include Restricted Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 4.6.

4.3         Underwriting Requirements.

(a) If, pursuant to Section 4.1, Restricted Stockholder intends to distribute Restricted Securities covered by its request by means of an underwriting, Restricted Stockholder shall so advise the Company as a part of its request made pursuant to Section 4.1. The underwriter(s) will be selected by Restricted Stockholder subject to the reasonable approval of Company. In such event, the right of Restricted Stockholder to include Restricted Stockholder’s Restricted Securities in such registration shall be conditioned upon Restricted Stockholder’s participation in such underwriting and the inclusion of Restricted Stockholder’s Restricted Securities in the underwriting to the extent provided herein. Restricted Stockholder shall (together with the Company as provided in Section 4.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 4.3, if the managing underwriter(s) advise(s) Restricted Stockholder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Restricted Securities that may be included in the underwriting shall be reduced to the number of Restricted Securities determined by the managing underwriter(s).

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 4.2, the Company shall not be required to include any of Restricted Stockholder’s Restricted Securities in such underwriting unless Restricted Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Restricted Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Restricted Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the managing underwriter(s) determine that less than all of the Restricted Securities requested to be registered can be included in such offering, then the Restricted Securities that are included in such offering shall be reduced to the number determined by the managing underwriter(s). Notwithstanding the foregoing, in no event shall the number of Restricted Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or, subject to Section 4.11, cutback proportionately with Other Registrable Securities (as defined in Section 4.11) requested to be registered. For purposes of the provision in this Section 4.3(b) concerning apportionment, for any selling Restricted Stockholder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of Restricted Stockholder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Restricted Stockholder,” and any pro rata reduction with respect to such “selling Restricted Stockholder” shall be based upon the aggregate number of Restricted Securities owned by all Persons included in such “selling Restricted Stockholder,” as defined in this sentence.

(c) For purposes of Section 4.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 4.3(b), fewer than fifty percent (50%) of the total number of Restricted Securities that Restricted Stockholder has requested to be included in such registration statement are actually included.

4.4         Obligations of the Company. Whenever required under this Article IV to effect the registration of any Restricted Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Restricted Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Restricted Stockholder, keep such registration statement effective for a period of at least one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period Restricted Stockholder refrains, at the request of an underwriter of securities of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Restricted Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Restricted Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to Restricted Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Restricted Stockholder may reasonably request in order to facilitate the disposition of the Restricted Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Restricted Stockholder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Restricted Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Restricted Securities registered pursuant to this Agreement and provide a CUSIP number for all such Restricted Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by Restricted Stockholder, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Restricted Stockholder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify Restricted Stockholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify Restricted Stockholder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

4.5         Furnish Information. It shall be a condition precedent to the obligations of Company to take any action pursuant to this Article IV with respect to the Restricted Securities of Restricted Stockholder that Restricted Stockholder shall furnish to the Company such information regarding itself and its Affiliates and Associates, the Restricted Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Restricted Stockholder’s Restricted Securities.

4.6         Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, including without limitation, those expenses for filings, or qualifications pursuant to Article IV, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and expenses of compliance with securities laws or blue sky laws; and fees and disbursements of counsel for Company shall be borne and paid by Company; provided, however, that Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of Restricted Stockholder (in which case Restricted Stockholder shall bear such expenses), unless Restricted Stockholder agrees to forfeit the right to one (1) registration pursuant to Section 4.1, as the case may be; provided further that if, at the time of such withdrawal, Restricted Stockholder has learned of a material adverse change in the condition, business, or prospects of Company from that known to Restricted Stockholder at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then Restricted Stockholder shall not be required to pay any of such expenses and shall not forfeit its right to one (1) registration pursuant to Section 4.1. All Selling Expenses relating to Restricted Securities registered pursuant to this Article IV shall be borne and paid by Restricted Stockholder.

4.7         Delay of Registration. Restricted Stockholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

4.8         Indemnification. If any Restricted Securities are included in a registration statement under this Article IV:

(a) To the maximum extent permitted by applicable Law, Company will indemnify and hold harmless Restricted Stockholder, and the Affiliates, Associates, partners, members, officers, directors, and stockholders of Restricted Stockholder; legal counsel and accountants for Restricted Stockholder; any underwriter (as defined in the Securities Act) for Restricted Stockholder; and each Person, if any, who controls Restricted Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Company will pay to Restricted Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Action or Proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such Action or Proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Restricted Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the maximum extent permitted by applicable Law, Restricted Stockholder will indemnify and hold harmless Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Company within the meaning of the Securities Act, legal counsel and accountants for Company, any underwriter (as defined in the Securities Act), any other Person selling securities in such registration statement, and any controlling Person of any such underwriter or other selling Person, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Restricted Stockholder expressly for use in connection with such registration; and Restricted Stockholder will pay to Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Restricted Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 4.8(b) exceed the proceeds from the offering received by Restricted Stockholder (net of any Selling Expenses paid by Restricted Stockholder), except in the case of fraud or willful misconduct by Restricted Stockholder.

(c) Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any Action or Proceeding (including any governmental Action or Proceeding) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such Action or Proceeding and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. Failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, to the extent that such failure does not materially prejudice the indemnifying party’s ability to defend such action.

(d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of Company and Restricted Stockholder are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) Restricted Stockholder will not be required to contribute any amount in excess of the public offering price of all Restricted Securities offered and sold by Restricted Stockholder pursuant to such registration statement except in the case of willful misconduct or fraud, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall Restricted Stockholder’s liability pursuant to this Section 4.8(e), when combined with the amounts paid or payable by Restricted Stockholder pursuant to Section 4.8(b), exceed the proceeds from the offering received by Restricted Stockholder (net of any Selling Expenses paid by Restricted Stockholder), except in the case of willful misconduct or fraud by Restricted Stockholder.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Company and Restricted Stockholder under this Section 4.8 shall survive the completion of any offering of Restricted Securities in a registration under this Article IV, and otherwise shall survive the termination of this Agreement.

4.9         Reports Under Exchange Act. With a view to making available to Restricted Stockholder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Restricted Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to Restricted Stockholder, so long as Restricted Stockholder owns any Restricted Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Company so qualifies); (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company; and (iii) such other information as may be reasonably requested in availing Restricted Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after Company so qualifies to use such form).

4.10        “Market Stand-off” Agreement. Restricted Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to a registration of equity securities of Company under the Securities Act and ending on the date specified by Company and the managing underwriter(s) (such period not to exceed (x) one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter(s) for an additional period of up to fifteen (15) days if Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), Transfer any Shares held immediately before the effective date of the registration statement for such offering. The foregoing provisions of this Section 4.10 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Restricted Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4.10 or that are necessary to give further effect thereto.

4.11        Addition of Other Registrable Securities. Notwithstanding any other provision of this Article IV, in the event Company grants to any third parties any rights to register their securities under the Securities Act (“Other Registrable Securities”), such rights may be granted by Company on a pari passu basis with the rights granted to Restricted Stockholder under this Agreement. Any such Other Registrable Securities may be included in any registration statement in which Restricted Securities are included on the same terms and conditions as set forth in this Article IV as if the Other Registrable Securities were Restricted Securities and the holders of the Restricted Securities were Restricted Stockholders, subject to customary provisions for pro rata participation, allocations and cutbacks of securities included in any such registrations. Upon request by Company, the Parties shall amend this Article IV to provide for such combined participation by holders of Other Registrable Securities or terminate the provisions of this Article IV and enter into a separate agreement providing for such combined participation.

4.12        Termination of Registration Rights. Restricted Stockholder shall not be entitled to exercise any right provided for in this Article IV after the earlier of (i) the expiration of the Securities Restrictions Period; (ii) such time as all Restricted Securities held by Restricted Stockholder, together with its Affiliates, may be sold in a three (3)-month period without registration pursuant to SEC Rule 144, subject to the volume limitations contained in such rule; and (iii) the date Company ceases to have a security registered (1) on a national securities exchange under Section 12(b) of the Exchange Act, or (2) with the SEC under Section 12(g) of the Exchange Act. The registration rights granted to Restricted Stockholder under this Article IV are personal to Restricted Stockholder and may not be transferred or assigned to any subsequent holder of Restricted Securities, except that a permitted transferee of Restricted Securities that becomes a party to this Agreement as an additional Restricted Stockholder in accordance with Section 5.6 will be entitled to the registration rights under this Article IV with all other Restricted Stockholders (and other third parties holding registration rights as provided in Section 4.11), subject to customary provisions for pro rata participation, allocations and cutbacks of securities included in any such registrations. Restricted Stockholder acknowledges that any request for registration under the Securities Act pursuant to this Agreement shall give rise to the right of first refusal set forth in Section 5.3, to the extent such right has not been previously terminated.

Article V
Transfer Restrictions

5.1         Restrictions Under Securities Laws.

(a) Restricted Stockholder understands that Restricted Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Restricted Stockholder’s representations and warranties made to Company. Restricted Stockholder understands that the Restricted Securities are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Restricted Stockholder must hold the Restricted Securities indefinitely unless they are registered with the SEC and qualified by state authorities or an exemption from such registration and qualification requirements is available. Restricted Stockholder acknowledges that Company has no obligation to register or qualify the Restricted Securities for resale except as set forth in this Agreement. Restricted Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Restricted Securities, and on requirements relating to Company which are outside of Restricted Stockholder’s or Company’s control, and which Company is under no obligation and may not be able to satisfy.

(b) Unless there is in effect a registration statement under the Securities Act covering the proposed transaction, before any proposed Transfer of any Restricted Securities to a permitted purchaser, pledgee, assignee or transferee, Restricted Stockholder shall give notice to Company of Restricted Stockholder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail. If at the time of the proposed Transfer of Restricted Securities no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Restricted Stockholder hereby agrees that it will not Transfer all or any part of the Restricted Securities unless there shall be available exemptions from such registration requirements. Should there be any uncertainty or disagreement between Company and Restricted Stockholder as to the availability of such exemptions, then Restricted Stockholder shall be required to deliver to Company an opinion of counsel (skilled in securities matters, selected by Restricted Stockholder and reasonably satisfactory to Company) in form and substance satisfactory to Company to the effect that such Transfer is in compliance with an available exemption under the Securities Act and other applicable securities laws.

(c) In addition to the other restrictions set forth in this Article V, Restricted Securities may only be acquired or Transferred by Restricted Stockholder in compliance with the Securities Trading Policy generally applicable to officers and directors of the Company.

(d) Restricted Stockholder acknowledges that the United States securities Laws prohibit any person or entity from: (i) purchasing or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security, or (ii) tipping material nonpublic information in breach of such a fiduciary duty or other relationship. In addition, Restricted Stockholder acknowledges that Restricted Stockholder and any Affiliates of Restricted Stockholder will be deemed “affiliates” of Company under applicable securities Laws, and as such, Restricted Stockholder will be subject to additional restrictions on Transfers under applicable securities Laws by reason of Restricted Stockholder’s status as an “affiliate” of the Company, which, among other things, may result in Restricted Stockholder being deemed to be an underwriter or in possession of material, non-public information of Company. Restricted Stockholder agrees that it will not: (i) purchase or sell any security of Company while in possession of, or on the basis of, material, nonpublic information about those securities or Company (other than in connection with any purchase of Company securities direct from the Company with the consent of the Company), or (ii) tip material nonpublic information about the Company’s securities or Company in violation of the United States securities Laws. Restricted Stockholder further agrees to comply with all applicable securities Laws in connection with any Transfers of Restricted Securities that are otherwise permitted under this Article V.

5.2         No Transfers During Securities Restrictions Period. Restricted Stockholders shall not Transfer any Restricted Securities to any Person during the No Transfers Period.

5.3         Right of First Refusal.

(a) Prior to any intended Transfer of any Restricted Securities that is otherwise permitted by the provisions of this Article V, Restricted Stockholder shall first give written notice (“Offer Notice”) to Company specifying (i) Restricted Stockholder’s bona fide intention to sell or otherwise transfer such Restricted Securities, (ii) the name and address of the proposed purchaser(s) or transferee(s) and their beneficial owners (if different from the proposed purchaser(s) or transferee(s), (iii) the number of Restricted Securities Restricted Stockholder proposes to sell (“Offered Securities”), (iv) the price for which Restricted Stockholder proposes to sell the Offered Securities, and (v) all other material terms and conditions of the proposed sale or other transfer. Notwithstanding the foregoing, if Restricted Stockholder proposes to Transfer Restricted Securities pursuant to a Proposed Public Transfer, the name, address and price of the Offered Securities may not be applicable or available. In case of a Proposed Public Transfer under Rule 144, the Offer Notice shall include only the information specified in items (i), (iii) and (v) above, and, in the case of a demand pursuant to Section 4.1 or request for registration pursuant to Section 4.2, Restricted Stockholder’s demand or request will constitute its Offer Notice. In the case of any Proposed Public Transfer, the purchase price for purposes of this Section 5.3 will be the volume-weighted average closing price of the Common Stock over the thirty 30 days preceding Restricted Stockholder’s delivery of the Offer Notice.

(b) Within the applicable Reply Period after receipt of the Offer Notice, Company or its nominee(s) may elect to purchase all (but not less than all) of the Offered Securities at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (“Acceptance Notice”) to Restricted Stockholder. Within fifteen (15) days after delivery of the Acceptance Notice to Restricted Stockholder, Company and/or its nominee(s) shall deliver a check or wire transfer (or, at the discretion of Company, such other form of consideration set forth in the Offer Notice) in the amount of the purchase price of the Offered Securities to be purchased pursuant to this Section 5.3, against delivery by Restricted Stockholder of book-entry account transfer instructions representing the Offered Securities to be purchased, duly endorsed for transfer to Company or such nominee(s), as the case may be. If Company and/or its nominee(s) do not elect to purchase the Offered Securities, Restricted Stockholder shall be entitled to sell the Offered Securities to the purchaser(s) named in the Offer Notice or in accordance with the Proposed Public Transfer at the price specified in the Offer Notice or at a higher price and substantially on the same terms and conditions set forth in the Offer Notice, provided, however, that a private sale or a Proposed Public Transfer under Rule 144 must be consummated within sixty (60) days from the date of the earlier of (i) expiration of the applicable Reply Period for the Offer Notice and (ii) if applicable, the Company’s election not to exercise its right of first refusal, and any proposed sale after such sixty (60) day period may be made only by again complying with the procedures set forth in this Section 5.3; and provided, further, that a Proposed Public Transfer under Section 4.1 or 4.2 herein shall be conducted in accordance with the terms described in Article IV, and shall not be subject to the above sixty-day limitation.

(c) The right of first refusal set forth in this Section 5.3 shall terminate upon the later of (i) the expiration of the Securities Restrictions Period; and (ii) such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock. In addition, provided that the Company has not elected to exercise its right of first refusal under this Section 5.3, the right of first refusal granted under this Section 5.3 shall terminate as to Restricted Securities proposed to be Transferred in a Proposed Public Transfer on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer.

5.4         Limitation on Number of Transfers of Restricted Securities. Notwithstanding any other provision of this Agreement, the number of Restricted Securities that may be resold or otherwise Transferred to the public or through any public securities trading market at any time may not exceed the volume limitations contained in SEC Rule 144; provided, that the number of Restricted Securities that may be sold pursuant to a registered offering under Article IV of this Agreement shall be determined among the Company, Restricted Stockholder and the applicable underwriters in accordance with Article IV. The Transfer volume limitations set forth in this Section 5.4 shall terminate upon the later of (i) the expiration of the Securities Restrictions Period; (ii) such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock; and (iii) such time as Restricted Stockholder is no longer subject to the volume limitations for Transfers under SEC Rule 144.

5.5         Restrictions Related to NOL Plan and Section 382 Compliance. Restricted Stockholder will not Transfer any Beneficial Ownership in any Shares to any Person who Restricted Stockholder reasonably believes after due inquiry Beneficially Owns or as a result of such transaction would Beneficially Own 4.9% or more of the Company’s then outstanding Common Stock; provided, that the obligation of due inquiry set forth in this Section 5.5 shall not apply to any Proposed Public Transfer.

5.6         Permitted Transferees Subject to Restrictions. Any permitted successor of Restricted Stockholder, and any other permitted transferee of Restricted Securities pursuant to this Article V (other than transferees in Proposed Public Transfers), as a condition to such Transfer shall execute and become a party to this Agreement as an additional Restricted Stockholder, execute and deliver an Irrevocable Proxy with respect to the Restricted Securities Transferred to such permitted transferee or successor and hold the Restricted Securities subject to the terms and conditions of this Agreement as if the permitted successor or other transferee were Restricted Stockholder. Upon request by Company, the parties to this Agreement shall enter into such amendment or modifications to this Agreement as the Company may deem necessary to facilitate the inclusion of additional Restricted Stockholders as parties to this Agreement. No further Transfer of Restricted Securities may be made without complying with the provisions of this Agreement.

5.7         Escrow and Pro-Rata Release of Proceeds From Transfers of Restricted Securities. In the event of any Transfer of the Restricted Securities, including a Transfer to the Company as a result of the Company’s exercise of its right of first refusal under Section 5.3, all Restricted Securities Transfer Proceeds from the Transfer shall be deposited directly into an escrow established prior to the consummation of the Transfer with a financial institution reasonably acceptable to the Company and the Restricted Stockholder; provided that in the event a Transfer occurs following the first anniversary of the Effective Date, subject to any unresolved claims made by the Company against the Restricted Securities or the escrowed Restricted Securities Transfer Proceeds, Restricted Stockholder shall receive a pro rata portion of the Restricted Securities Transfer Proceeds in an amount equal to the product of: (i) the aggregate amount of the Restricted Securities Transfer Proceeds multiplied by (ii) the number of anniversaries of the Effective Date that have occurred since the Effective Date multiplied by (iii) twenty percent (20%). The escrow instructions shall provide that, subject to any unresolved claims made by Company against the Restricted Securities or the escrowed Restricted Securities Transfer Proceeds, an amount equal to twenty percent (20%) of the aggregate amount of Restricted Securities Transfer Proceeds initially escrowed shall be released to Restricted Stockholder upon each anniversary of the Effective Date.

Article VI
Voting Proxy

6.1         Irrevocable Proxy. Concurrently with, and as a condition to, the issuance of the Initial Restricted Securities, Restricted Stockholder will execute and deliver an Irrevocable Proxy with respect to the Restricted Securities.

6.2         Termination of Irrevocable Proxy. The Irrevocable Proxy granted in Section 6.1 shall terminate upon the later of (i) the expiration of the Securities Restrictions Period; and (ii) such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock. In addition, the Irrevocable Proxy granted under this Article VI shall terminate as to Restricted Securities proposed to be Transferred in a Proposed Public Transfer on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer.

Article VII
Repurchase Option

7.1         Right to Repurchase. Effective immediately upon the occurrence of a Repurchase Option Event, Company shall have the right and option (but not the obligation) to purchase, all or part, of the Restricted Securities from Restricted Stockholder that is the subject of the Repurchase Option Event (“Repurchase Option”). The purchase price for the Restricted Securities to be purchased under the Repurchase Option shall be the Fair Market Value determined as of the date of the occurrence of the applicable Repurchase Option Event.

7.2         Exercise of Repurchase Option. For ninety (90) days after the occurrence of a Repurchase Option Event (“Repurchase Option Exercise Period”), the Company shall have the right to exercise the Repurchase Option by giving to Restricted Stockholder written notice of such exercise, specifying the number of Restricted Securities to be repurchased by the Company and the aggregate purchase price thereof. Such notice shall be accompanied by the Company’s payment in immediately available funds. Notwithstanding the foregoing, the Repurchase Option Exercise Period shall be tolled until such time as Restricted Stockholder that is the subject of the Repurchase Option Event provides notice of the occurrence of the Repurchase Option Event to the Company.

7.3         Termination of Repurchase Option. The Repurchase Option granted in this Article VII shall terminate upon the later of (i) the expiration of the Securities Restrictions Period; and (ii) such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock. In addition, the Repurchase Option granted under this Article VII shall terminate as to Restricted Securities proposed to be Transferred in a Proposed Public Transfer on the date such Restricted Securities are sold pursuant to such Proposed Public Transfer.

Article VIII
Standstill

8.1         Agreement to Standstill. Neither Restricted Stockholder, Designated Restricted Stockholder Affiliate nor any Affiliate or Associate of Restricted Stockholder will, without the prior written consent of the Company (i) acquire, offer to acquire, propose (whether publicly or otherwise) to acquire, announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any securities (or beneficial ownership thereof) or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (ii) participate in (1) any tender or exchange offer, merger or other business combination involving the Company or any of its affiliates; (2) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates; or (3) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (iii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or any of its affiliates; (v) nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies of the Company; (vi) request that any part of this Section 8.1 be waived; (vii) participate in any special meeting or written consent of stockholders of the Company; (vii) request any list of stockholders of the Company; (viii) enter into any voting agreement with respect to the Company’s Common Stock or any other voting securities; (ix) initiate any stockholder proposals; (x) participate in any financing for the acquisition by any Person of securities or assets of the Company; (xi) seek to influence any person with respect to voting of any Company securities; (xii) seek any changes in composition of the Board or management; (xiii) take any actions that may impede the acquisition of control of the Company or any other Person; (xiv) cause the Common Stock to be eligible for termination of registration under Section 12 of the Exchange Act; (xv) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in clauses (i)-(xiv) above; or (xvi) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

8.2         Expiration of Standstill. The standstill provisions of Section 8.1 shall terminate at such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock.

Article IX
Operational and Other Restrictions

9.1         License Agreement Restrictions. Each of Restricted Stockholder and Designated Restricted Stockholder Affiliate covenants and agrees that, without the express written consent of the Company, it will not, nor will it cause or knowingly permit any of its Affiliates or Associates to, directly or indirectly violate any of the provisions of Section 2.6 of the License Agreement.

9.2         Termination of Restrictions. The restrictions set forth in this Article IX shall terminate if and when the restrictions in the License Agreement terminate.

Article X
Confidentiality

10.1        Confidentiality Obligations. Unless otherwise agreed to in writing by Company, Restricted Stockholder and Designated Restricted Stockholder Affiliate agree (i) to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information (or the fact that Confidential Information has been made available to Restricted Stockholder or Designated Restricted Stockholder Affiliate) to any Person; and (ii) not to use Confidential Information for any purpose other than in connection with the management of Restricted Stockholder’s investment in Company and more specifically not to use Confidential Information to compete with Company. Restricted Stockholder and Designated Restricted Stockholder Affiliate each acknowledge that they are aware that, in general, the United States securities laws prohibit any person or entity who or which possesses material, non-public information regarding a publicly-held company such as Company from purchasing or selling securities of such company or from communicating the information to any person or entity.

10.2        Limitation on Confidentiality Obligations. The confidentiality obligations set forth in Section 10.1 shall not apply to any Confidential Information that (i) is or becomes generally available to the public other than as a result of a disclosure by Restricted Stockholder or Designated Restricted Stockholder Affiliate; (ii) was available to Restricted Stockholder or Designated Restricted Stockholder Affiliate on a nonconfidential basis prior to its disclosure to Restricted Stockholder or Designated Restricted Stockholder Affiliate by Company; (iii) becomes available to Restricted Stockholder or Designated Restricted Stockholder Affiliate on a nonconfidential basis from a Person other than Company or its Representatives who is not known by Restricted Stockholder to be otherwise bound by a confidentiality agreement with, or other obligation of confidentiality or duty to, Company or any of its Representatives; or (iv) is independently developed by Restricted Stockholder or Designated Restricted Stockholder Affiliate without use of the Confidential Information.

10.3        Disclosure Required by Law. In the event Restricted Stockholder or Designated Restricted Stockholder Affiliate is required by applicable Law or legal process (other than as a result of an affirmative action taken by Restricted Stockholder, Designated Restricted Stockholder Affiliate or any of their respective Affiliates, Associates or Representatives that triggers the disclosure obligation) to disclose any Confidential Information, Restricted Stockholder and Designated Restricted Stockholder Affiliate will provide Company with prompt notice of such requirement (to the extent permitted by such applicable Law or legal process) in order to enable Company to seek an appropriate protective order or other remedy, to consult with Restricted Stockholder and Designated Restricted Stockholder Affiliate with respect to Company taking steps to resist or narrow the scope of such required disclosure, or to waive compliance, in whole or in part, with the terms of this Article X. In any event, Restricted Stockholder and Designated Restricted Stockholder Affiliate will use their respective best efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.

10.4        Termination of Restrictions. The restrictions set forth in this Article X shall terminate three (3) years after the later of (i) the expiration of the Securities Restrictions Period; and (ii) such time as Restricted Stockholder and all of its Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock.

Article XI
General Provisions

11.1        Entire Agreement. This Agreement (including any Exhibits attached hereto, each of which is incorporated herein by reference) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof.

11.2        Amendments and Waivers. This Agreement may be amended, modified, superseded, or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any Party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.

11.3        Assignment. Neither Party may assign or otherwise transfer or delegate this Agreement or any of a Party’s rights, duties or obligations under this Agreement to another person or entity without the prior written consent of the other Party. Notwithstanding the foregoing, this Agreement may be assigned or transferred by a Party to any person or entity that succeeds the Party by operation of law or that controls, is controlled by or is under common control of the Party without the consent of the other Party; provided, that in the case of Restricted Stockholder, Restricted Stockholder has complied with the restrictions on Transfer set forth in this Agreement that are applicable to any such Transfer. Nothing herein will prohibit or restrict a Change in Control of either Party or any party controlling, controlled by or under common control with such Party or require the consent of the other Party to any assignment or transfer of this Agreement in connection with any Change in Control; provided, that in the case of Restricted Stockholder, Restricted Stockholder has complied with the restrictions on Transfer set forth in this Agreement that are applicable to any such Transfer. This Agreement will be binding on and inure to the benefit of each Party hereto and to each Party’s respective permitted successors and assigns.

11.4        Notices. Any notice required or permitted under this Agreement will be considered to be effective in the case of (i) certified U.S. mail, when sent postage prepaid and addressed to the Party for whom it is intended at its address of record, three (3) days after deposit in the U.S. mail; (ii) by courier or messenger service, upon receipt by recipient as indicated on the courier’s receipt; or (iii) upon receipt of an Electronic Transmission by the Party that is the intended recipient of the Electronic Transmission. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(a)          if to the Company, to:

Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
Attention: Glenn E. Fuller
Executive Vice President, Chief Legal and
Administrative Officer and Secretary
Facsimile: 949.862.323
Email: glennf@autobytel.com

(b)          if to Restricted Stockholder or Designated Restricted Stockholder Affiliate, to:

DealerX Partners, LLC
360 Ocean Drive, Suite 1001S
Key Biscayne, Florida 33149
Attention: Jeffrey Tognetti
Manager and President
Facsimile:
Email: jeff@dealerx.com

With copy to:
Cody Winchester
Phillips Ryther & Winchester
124 South 600 East
Salt Lake City, Utah 84103
Facsimile: 801.935.4936
Email: czw@prwlawfirm.com

And a copy to:
Rodney A. Fields
Lewis Thomason
One Centre Square, Fifth Floor
620 Market Street
Knoxville, Tennessee 37092
Facsimile: 865.523.6529
Email: rfields@lewisthomason.com

11.5        Choice of Law. This Agreement, its construction and the determination of any rights, duties or remedies of the Parties arising out of or relating to this Agreement will be governed by, enforced under and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state.

11.6        Dispute Resolution,Forum.

(a)           If a dispute or claim arises between the Parties relating to this Agreement, before either Company or a Member of the Restricted Stockholder Group pursues other available remedies, the Party asserting the dispute or claim shall notify the other Party of the nature of the dispute or claim and request that persons with decision making authority regarding the dispute or claim from each Party (together with their respective counsel) confer, at a mutually convenient date and time, by a mutually convenient means (e.g., in person or by telephone, video conferencing, or other electronic means), and at a mutually convenient place (in the event an in person meeting is agreed upon by the Parties), to attempt to a resolve the dispute or claim. No such attempt to resolve the dispute or claim shall be deemed to vitiate or reduce the obligations and liabilities of Company or a Member of the Restricted Stockholder Group hereunder or be deemed a waiver by Company or a Member of the Restricted Stockholder Group of any remedies to which Company or a Member of the Restricted Stockholder Group would otherwise be entitled hereunder. Any offers of settlement or compromise made during such attempt to resolve the dispute or claim shall be inadmissible in any court or arbitration proceeding to prove a Party’s liability with respect to the dispute or claim, nor shall any offer of settlement or compromise constitute or be construed as an admission of any liability with respect to the dispute or claim. Notwithstanding the foregoing, either Party may seek specific performance and injunctive relief from a court of competent jurisdiction in the Dispute Resolution Venue in order to maintain the status quo while the procedure set forth in this Section 11.6(a) is being followed. If the Parties are unable to agree upon a mutually convenient date and time, means, or place to confer within three (3) days after the asserting Party’s notice of dispute or claim is effective in accordance with Section 11.4, or if the Parties confer and do not reach a resolution of the dispute or claim, each of the Parties shall be entitled to purse arbitration under Section 11.6(b).

(b)           In the event a dispute or claim is not resolved under the procedure set forth in Section 11.6(a), the Parties consent to and agree that any dispute or claim arising out of, or in any way related to, this Agreement shall be submitted to binding arbitration in the Dispute Resolution Venue, and conducted in accordance with the Judicial Arbitration and Mediation Service (“JAMS”) rules of practice then in effect or such other procedures as the Parties may agree in writing, and the Parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere. The Parties further agree that (i) any request for arbitration shall be made in writing and must be made within a reasonable time after the claim, dispute, or other matter in question has arisen; provided however, that in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statue(s) of limitations; (ii) the appointed arbitrator must be a former or retired judge or attorney at law with at least ten (10) years’ experience in commercial matters; (iii) costs and fees of the arbitrator shall be borne by the Parties equally, unless the arbitrator or arbitrators determine otherwise; (iv) depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings; and (v) the award or decision of the arbitrator, which may include equitable relief, shall be final, and judgment may be entered on such award in accordance with applicable law in any court having jurisdiction over the matter. The arbitrator shall be required to follow applicable law in rendering the arbitrator’s decision.

(c)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)           The Parties acknowledge and agree that money damages may not be a sufficient remedy for a breach of certain provisions of this Agreement, including but not limited to Articles X, and accordingly, a non-breaching Party may be entitled to specific performance and injunctive relief as remedies for such violation. Accordingly, the Parties agree that a non-breaching party may seek relief in a court of competent jurisdiction in the Dispute Resolution Venue for the purposes of seeking equitable relief hereunder, and that such remedies shall not be deemed to be exclusive remedies for a violation of the terms of this Agreement but shall be in addition to all other remedies available to the non-breaching party at law or in equity.

(e)           In any action or other proceeding by which a Party either seeks to enforce its rights under this Agreement, or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, and subject to Section 11.6(b) above, reasonable costs and expenses incurred to resolve such dispute and to enforce any final judgment.

(f)           No remedy conferred on a Party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of one or more remedies by a Party will not constitute a waiver of the right to pursue other available remedies.

11.7        Severability. Each term, covenant, condition or provision of this Agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision will be deemed to be invalid or unenforceable, the arbitrator or court finding such invalidity or unenforceability will modify or reform this Agreement to give as much effect as possible to the terms and provisions of this Agreement. Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.

11.8        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

11.9        Further Assurances. Each Party agrees to execute and deliver any and all further documents, and to perform such other acts, as may be reasonably necessary or expedient to carry out and make effective this Agreement.

11.10      Interpretation. Every provision of this Agreement is the result of full negotiations between the Parties, both of whom have either been represented by counsel throughout or otherwise been given an opportunity to seek the aid of counsel. Each Party hereto further agrees and acknowledges that it is sophisticated in legal affairs and has reviewed this Agreement in detail. Accordingly, no provision of this Agreement shall be construed in favor of or against any Party hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof. Captions and headings of sections contained in this Agreement are for convenience only and shall not control the meaning, effect or construction of this Agreement. Time periods used in this Agreement shall mean calendar periods (i.e., days, months, and years) in the State of California, USA unless otherwise expressly indicated. All references to fees, expenses, costs and payments thereof are U.S. Dollars. The English language shall apply to any interpretation of this Agreement.

11.11      Counterparts; Facsimile or PDF Signature. This Agreement may be executed in counterparts, each of which will be deemed an original hereof and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or PDF signature by either Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[Remainder of Page Intentionally Left Blank; Signature Page and Exhibits Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Company Autobytel Inc.
By:	/s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal and Administrative Officer and Secretary

Restricted Stockholder DealerX Partners, LLC, a Florida limited liability company
By:	/s/ Jeffrey Tognetti
Name: Jeffrey Tognetti
Title: Manager and President

Designated Restricted Stockholder Affiliate
Jeffrey Tognetti /s/ Jeffrey Tognetti
Jeffrey Tognetti

Exhibit A

Irrevocable Proxy

The undersigned stockholder (“Restricted Stockholder”) of Autobytel Inc., a Delaware corporation (“Company”), hereby irrevocably appoints and constitutes the Company’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer (collectively, the “Proxyholders”), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Shares (as defined in that certain Stockholder Agreement dated as of October 5, 2017, by and between Company and Restricted Stockholder (“Stockholder Agreement”)) beneficially owned by Restricted Stockholder (including any Shares acquired by Restricted Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Shares as follows:

The Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Company’s Board of Directors.

The proxy granted by Restricted Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Restricted Stockholder set forth in Section 6.1 of the Stockholder Agreement and, as such, is coupled with an interest and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.

This proxy shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned and shall terminate as provided in Section 6.2 of the Stockholder Agreement in accordance with its terms.

Upon the execution and delivery hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked, and until such time as this proxy shall be terminated in accordance with its terms, Restricted Stockholder shall not purport to grant any other proxy or power of attorney with respect to any Shares, deposit any of Shares into a voting trust or enter into any agreement, arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any Shares.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: _________________

Restricted Stockholder

DealerX Partners, LLC, a Florida limited liability company

By:	___________________ Name: Jeffrey Tognetti Title: Manager and President

Portions of this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  AutoWeb, Inc. will furnish supplementally a copy of any omitted portions of the exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for the portions of the exhibit so furnished.

Exhibit B

Restricted Stockholder Disclosure Schedule

This Restricted Stockholder Disclosure Schedule is made and delivered pursuant to Section 3.1(e) of that certain Stockholder Agreement, dated as of October 5, 2017 (“Agreement”), by and between Autobytel Inc., a Delaware corporation (“Company”), DealerX Partners, LLC, a Florida limited liability company (“Restricted Stockholder”), and Jeffrey Tognetti (“Designated Restricted Stockholder Affiliate”).  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement, unless otherwise provided herein.  The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided , however , that any information disclosed in this Restricted Stockholder Disclosure Schedule under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be reasonably appropriate on the face of the disclosure.

Nothing in this Restricted Stockholder Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant.  Inclusion of any item in this Restricted Stockholder Disclosure Schedule shall not constitute, or be deemed to be, an admission to any third party concerning such item and does not represent a determination that (i) such item is material or establish a standard of materiality, (ii) such item did not arise in the ordinary course of business or (iii) the transactions contemplated by the Agreement require the consent of third parties.  This Restricted Stockholder Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request.  Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described.

Section 3.1(e)

Directors, Officers and Managing Members of Restricted Stockholder:

Manager and President: Jeffrey Tognetti

Beneficial and record owners of all of the issued and outstanding capital stock or membership interests of Restricted Stockholder:

[This information has been omitted in accordance with Item 601(b)(2) of Regulation S-K.]